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                                                                     EXHIBIT 1.3

                        MASTER INVESTMENT TRUST, SERIES I

                 INSTRUMENT OF ESTABLISHMENT AND DESIGNATION OF
                        NEW SERIES OF BENEFICIAL INTEREST


         THIS INSTRUMENT OF ESTABLISHMENT AND DESIGNATION OF NEW SERIES OF BENEFICIAL INTEREST of Master Investment Trust, Series I ("Master Trust") is being executed as of this 8th day of February, 1994 by the undersigned individuals, consisting of a majority of the Trustees of master Trust (the "Trustees").

         WHEREAS, Section 9(f) of the Amended and Restated Declaration of Trust of Master Trust dated February 10, 1993 and as amended by the Instrument of Amendment dated October 22, 1993 (the "Declaration") provides the Trustees with the authority to establish and designate any new series of beneficial interests in the Trust upon the execution of any instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instruments.

         WHEREAS, the Trustees approved the authorization and issuance of six new series of beneficial interest in the Trust and certain other matters with respect to such new series at a special meeting of the Board of Trustees held on December 7, 1993.

         Accordingly, the Undersigned Trustees hereby establish and designate six new series of beneficial interests of the Trust consisting of Series D, Series E, Series F, Series G, Series H and Series I (representing interests in the Utilities Fund, the Growth and Income Fund, the International Equity Fund, the Short-Term Government Fund, the International Bond Fund and the Corporate Bond Fund, respectively) each having the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Declaration.

         All signatures need not appear on the same copy of this Instrument:


/s/ Michael Austin                                   /s/ Thomas M. Collins
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Michael Austin                                       Thomas M. Collins


/s/ Robert Greeley                                   /s/ Robert A. Nathane
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Robert Greeley                                       Robert A. Nathane